Exhibit 99.1

Phase Forward Acquires Waban Software, Leading Provider of Platform Solutions Supporting Clinical Data Analysis and Reporting

Enables End-to-End Process Streamlining and Full Traceability from Study Setup through Data Analysis and Submission

WALTHAM, Mass.—(BUSINESS WIRE)—Apr. 22, 2009— Phase Forward (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced that it has acquired privately held Waban Software, a leading provider of platform solutions for the automation and compliance of clinical data analysis and reporting, for $14 million in cash. Waban, headquartered in Cambridge, Mass., and with operations in Mumbai, India, will become the Waban Software Group within Phase Forward.

The Waban Software acquisition extends Phase Forward’s portfolio of clinical data solutions, enabling an integrated end-to-end solution from study setup through analysis and submission. Waban’s Statistical Computing Environment and Clinical Data Repository (SCE/CDR) solutions provide automation, traceability and control of the key activities involved in the integration, analysis and reporting on clinical trial data. This has become an increasing focus for life sciences companies as there is greater scrutiny to ensure results produced and reported are high quality and fully traceable.

Waban’s SCE/CDR solution also enables integration of data and metadata from multiple sources, aggregation and version control, which is critical to providing a secure, centralized repository for analyzing and storing clinical trial data sets. Furthermore, customers have the ability to integrate Waban’s best-in-class platform solution with traditional third-party analytical tools used by biostatistics groups, such as those offered by SAS.

“We have witnessed growing demand from life sciences companies to streamline the link between the data management and biostatistics activities,” said Bob Weiler, chairman and CEO, Phase Forward. “Waban is a clear innovator and technology leader in providing platform solutions supporting clinical data analysis and reporting. We believe that combining this capability with our market-leading InForm™ electronic data capture (EDC) solution provides us with the industry’s broadest and most comprehensive clinical data solutions in the market and adds to the solid momentum of our business.”

In addition to its statistical analysis and data repository offering, Waban provides Specimen Management Systems (Waban SMS) and Laboratory Information Management Solutions (Waban LIMS) for biobanking, pharmacogenomics and biomarker development. As biomarkers become an increasingly important area of focus in clinical development and patient diagnosis, life sciences companies are looking for solutions to help them manage the associated samples and assays.

“Phase Forward and Waban share a joint vision to support our customers’ needs for increased standards-based data integration and process automation within the highly regulated clinical trial environment,” said Himanshu Oberoi, Ph.D., president, Waban. “With our respective technologies and Phase Forward’s global presence, financial strength and market leading solutions, we believe our combined organization can deliver a powerful and unmatched value proposition to life sciences companies.”

Waban generated approximately $4 million in revenue and breakeven operating income during the full year 2008. Additional financial details will be provided on April 28, 2009, when Phase Forward releases its first quarter 2009 results as well as second quarter and full year 2009 guidance, which will include Waban’s expected contribution.

Waban’s global organization consists of 81 employees, and their local operations will be located in Phase Forward’s headquarters in Waltham, Mass., with Dr. Oberoi becoming vice president, Waban Software Group, Phase Forward.

About Phase Forward
Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions for electronic data capture (InFormTM), phase I clinic automation (LabPasTM), clinical data management (ClintrialTM), clinical trials signal detection (CTSDTM), strategic pharmacovigilance (Empirica SignalTM) and Signal Management, adverse event reporting (Empirica TraceTM), applied data standards (WebSDMTM), Web-integrated interactive response technologies (Clarix™), and clinical data analysis and reporting automation and compliance (Waban SCE/CDR, Waban SMS and Waban LIMS). In addition, the company provides services in the areas of application implementation, hosting and validation, data integration, business process optimization, safety data management and industry standards. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 280 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, the U.S. Food and Drug Administration, GlaxoSmithKline, Harvard Clinical Research Institute, Merck Serono, Novartis, Novo Nordisk, PAREXEL International, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Servier, Tibotec and the U.K. Medicines and Healthcare Products Regulatory Agency. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning financial performance of Phase Forward following the consummation of its acquisition of Waban Software, Inc. Phase Forward’s ability to achieve expected synergies as a result of the acquisition and the strengthening of Phase Forward’s market position as a result of the acquisition. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, Phase Forward’s inability to successfully integrate Waban and its employees into Phase Forward and achieve expected synergies; Phase Forward’s ability to accurately forecast the acquisition-related restructuring costs and allocation of the purchase price, goodwill and other intangibles, and acquisition related and other asset adjustments; costs associated with and consequential to the acquisition and integration of Waban and benefits realized from the acquisition; our ability to convince prospective customers to adopt our solutions; competition; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; our ability to comply with operating and financial covenants in our loan agreement; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K.

Source: Phase Forward
Public Relations:
Phase Forward
Elaine Maynard, 781-902-4371
Elaine.Maynard@phaseforward.com
or
Investor Relations:
ICR
Timothy Dolan, 617-956-6727
Timothy.Dolan@icrinc.com